Exhibit 99.2

pingtan marine enterprise to take second step to enter consumer food market; it signs framework agreement to sell in e-commerce platform and to a restaurant chain

FUZHOU, China, May 11, 2017 – Pingtan Marine Enterprise Ltd. (Nasdaq: PME) (“Pingtan” or the “Company”), a global fishing company based in the People’s Republic of China (PRC), today announced that the Company has signed a tripartite Framework Agreement (“the Agreement”) with Shanghai City Supermarket Co., Ltd (“City Shop”) and Shenzhen Honglicun Restaurant Co., Ltd (“Honglicun”) to provide its fish products.

Pursuant to the Agreement, Pingtan will provide its deep ocean fish products directly to City Shop and Honglicun as a primer supplier. City Shop, established in 1999, is one of the largest chain stores in Shanghai dealing in an extensive range of gourmet foods from around the globe. Honglicun’s restaurants are located in Shenzhen, Guangzhou, Dongguan, Huizhou and Honglicun also provides catering to airlines, shipping companies, and trains and other mainstream transportation dining platforms.

The three parties will form a broad strategic cooperation in production, processing and supply management of Pingtan’s fishing products. The Company expects to complete the preparations and begin recognizing sales in the fourth quarter of 2017.

Management Commentary

Mr. Xinrong Zhuo, Chairman and CEO of the Company, commented, “We are very pleased to be partnering with two major competent companies to enter directly the e-commerce and restaurant chain. It is important that we continue to rapid expand our presence in China as the domestic demand for deep ocean fish products continues to grow. We believe this partnership with City Shop and Honglincun will establish a win-win cooperation and a direct sales and procurement channel to bypass the intermediaries, and will accelerate our progress to becoming a comprehensive seafood provider.”

About Pingtan

Pingtan is a global fishing company engaging in ocean fishing through its subsidiary, Fujian Provincial Pingtan County Ocean Fishing Group Co., Ltd., or Pingtan Fishing.

Business Risks and Forward-Looking Statements

This press release may contain forward-looking statements that are subject to the safe harbors created under the Securities Act of 1933 and the Securities Exchange Act of 1934. These statements can be identified by the use of forward-looking terminology such as "believe," "expect," "may," "will," "should," "project," "plan," "seek," "intend," or "anticipate" or the negative thereof or comparable terminology, and includes statements about expected sales and entry into consumer food chain .. Although forward-looking statements reflect the good faith judgment of our management, such statements can only be based on facts and factors currently known by us. Consequently, forward-looking statements are inherently subject to risks and uncertainties and actual results and outcomes may differ materially from the results and outcomes discussed in or anticipated by the forward-looking statements. Risks include failure to start sales of product in the fourth quarter of 2017 due to economic conditions, unforeseen delays in the delivery of products, adverse weather or oceanic conditions or mechanical or other operational failure of fishing vessels, an unexpected dramatic decrease in production, operational, mechanical, climatic or other unanticipated issues that adversely affect the production capacity of the Company's vessels , applicable regulatory, environmental, political, legal and economic risks, and other risk factors contained in Pingtan's SEC filings available at www.sec.gov, including Pingtan's most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Readers are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date on which they are made. Pingtan undertakes no obligation to update or revise any forward-looking statements for any reason.

CONTACT:

Roy Yu

Chief Financial Officer

Pingtan Marine Enterprise Ltd.

Tel: +86 591 87271753

ryu@ptmarine.net

INVESTOR RELATIONS

The Equity Group Inc.	In China
Adam Prior, Senior Vice President	Katherine Yao, Senior Associate
Tel: (212) 836-9606	Tel: +86 10 6587 6435
aprior@equityny.com	kyao@equityny.com